Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Clean Diesel Technologies, Inc.

Ventura, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-181443 and 333-183204) and Form S-8 (Nos. 333-182009, 333-151777, 333-117057, 333-33276, and 333-16939) of Clean Diesel Technologies, Inc. of our report dated March 27, 2013, relating to the consolidated financial statements of Clean Diesel Technologies, Inc., which appears in this Form 10-K.

/s/ BDO USA, LLP
BDO USA, LLP
Los Angeles, California
March 27, 2013